Exhibit 99.(q)

ALPS VARIABLE INSURANCE TRUST

POWER OF ATTORNEY

We, the undersigned Trustees of the ALPS Variable Insurance Trust, hereby appoint Kimberly R. Storms and JoEllen L. Legg, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities:  all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any Registration Statements on Form N-1A; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 9th day of March, 2009.

/s/ Jeremy O. May
Jeremy O. May
Trustee

/s/ Mary K. Anstine
Mary K. Anstine
Trustee

/s/ Jeremy W. Deems
Jeremy W. Deems
Trustee

/s/ C. Douglas Kelso, III
Clyde Douglas Kelso, III
Trustee